Exhibit (a)(1)(H)

Finance / Stock Administration	Page 1 of 1
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ACCOUNTING
CREDIT/COLLECTIONS
GENERAL LEDGER
GLOBAL TREASURY
INVESTOR RELATIONS
PAYROLL
PURCHASING
STOCK ADMINISTRATION
•	About Stock Administration

•	Forms and Documents

•	Contacts
TRAVEL
Finance / Stock Administration
Contacts and Information
•	Stock Administration Overview

•	Stock Administration Contacts
Employee Stock Purchase Plan (ESPP)
•	2002 Employee Stock Purchase Plan (ESPP)
Stock Options
•	Stock Option Plans, Procedures and Forms
Communication
•	November 13, 2007 Board Action
Tender Offer
•	Offer to Amend

•	Initial Email from Stock Administration

•	Tender Offer Election Form

•	United States Employee Presentation

•	Canadian Employee Presentation
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